UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 20, 2026

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company	58-0690070
(A Delaware Corporation)
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
(404) 506-5000

1-3164	Alabama Power Company	63-0004250
(An Alabama Corporation)
600 North 18th Street
Birmingham, Alabama 35203
(205) 257-1000

1-6468	Georgia Power Company	58-0257110
(A Georgia Corporation)
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia 30308
(404) 506-6526

The names and addresses of the registrants have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
The Southern Company	Common Stock, par value $5 per share	SO	New York Stock Exchange
The Southern Company	Series 2017B 5.25% Junior Subordinated Notes due 2077	SOJC	New York Stock Exchange
The Southern Company	Series 2020A 4.95% Junior Subordinated Notes due 2080	SOJD	New York Stock Exchange
The Southern Company	Series 2020C 4.20% Junior Subordinated Notes due 2060	SOJE	New York Stock Exchange
The Southern Company	Series 2021B 1.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2081	SO 81	New York Stock Exchange
The Southern Company	Series 2025A 6.50% Junior Subordinated Notes due 2085	SOJF	New York Stock Exchange
The Southern Company	2025 Series A Corporate Units	SOMN	New York Stock Exchange
Georgia Power Company	Series 2017A 5.00% Junior Subordinated Notes due 2077	GPJA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). (Response applicable to each registrant)
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This combined Form 8-K is being filed separately by three registrants: Alabama Power Company (“Alabama Power”), Georgia Power Company (“Georgia Power”) and The Southern Company (“Southern Company”), the parent company of Alabama Power and Georgia Power. Information contained herein relating to the Alabama Power Loan Documents (as defined below) is included solely on behalf of Alabama Power. Information contained herein relating to the Georgia Power Loan Documents (as defined below) is included solely on behalf of Georgia Power and Southern Company. Each registrant makes no representation as to information included on behalf of any other registrant.

Item 1.01	Entry Into a Material Definitive Agreement.
On February 20, 2026, pursuant to the loan guarantee program (the “DOE Loan Guarantee Program”) established under Title XVII of the Energy Policy Act of 2005, as amended (“Title XVII”), Alabama Power entered into (i) a loan guarantee agreement, dated as of February 20, 2026 (the “Alabama Power LGA”), between Alabama Power and the U.S. Department of Energy (the “DOE”), as guarantor, (ii) a note purchase agreement, dated as of February 20, 2026 (the “Alabama Power NPA”), among Alabama Power, the Federal Financing Bank (the “FFB”) and the Secretary of Energy, acting through the DOE, and (iii) future advance promissory notes, each dated February 20, 2026, made by Alabama Power to the FFB (each, an “Alabama Power FFB Note” and, together with the Alabama Power NPA, the “Alabama Power FFB Credit Facility Documents”). The Alabama Power LGA and the Alabama Power FFB Credit Facility Documents are referred to herein together as the “Alabama Power Loan Documents.”
In addition, on February 20, 2026, pursuant to the DOE Loan Guarantee Program, Georgia Power entered into (i) a loan guarantee agreement, dated as of February 20, 2026 (the “Georgia Power LGA” and, together with the Alabama Power LGA, the “Loan Guarantee Agreements”), between Georgia Power and the DOE, as guarantor, (ii) a note purchase agreement, dated as of February 20, 2026 (the “Georgia Power NPA”), among Georgia Power, the FFB and the Secretary of Energy, acting through the DOE, and (iii) future advance promissory notes, each dated February 20, 2026, made by Georgia Power to the FFB (each, a

“Georgia Power FFB Note” and, together with the Georgia Power NPA, the “Georgia Power FFB Credit Facility Documents”). The Georgia Power LGA and the Georgia Power FFB Credit Facility Documents are referred to herein together as the “Georgia Power Loan Documents.” The Alabama Power Loan Documents and the Georgia Power Loan Documents are referred to herein together as the “Loan Documents.”
Southern Company is not a party to, and has no obligations with respect to, the Loan Documents.
The information contained in Item 2.03 of this Form 8-K regarding the Loan Documents is incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off‑Balance Sheet Arrangement.
Credit Facilities
The Alabama Power FFB Credit Facility Documents provide for a multi-advance term loan facility under which Alabama Power may make term loan borrowings through the FFB (the “Alabama Power Credit Facility”). The Georgia Power FFB Credit Facility Documents provide for a multi-advance term loan facility under which Georgia Power may make term loan borrowings through the FFB (the “Georgia Power Credit Facility” and, together with the Alabama Power Credit Facility, the “Credit Facilities”). Each of Alabama Power and Georgia Power is referred to herein as a “Borrower” in connection with its applicable Credit Facility.
Advances
Proceeds of advances under each Credit Facility must be for the purpose of reimbursing the applicable Borrower for a portion (up to 80%) of “eligible project costs” (as defined in the applicable Loan Guarantee Agreement) incurred by such Borrower for projects that are eligible for financing under the terms of the applicable Loan Guarantee Agreement and the DOE Loan Guarantee Program (“eligible projects”). Eligible projects may include new gas generating units and upgrades associated with existing gas generating units; new transmission lines, substations and transmission system upgrades; new stand-alone battery energy storage systems; hydropower refurbishment and upgrades; upgrades, uprates and license extensions for existing nuclear facilities; coal-to-gas conversions; and grid enhancements.
The aggregate amount of advances under the Alabama Power Credit Facility may not exceed approximately $4.1 billion (the “Alabama Power Maximum Facility Amount”). The aggregate amount of advances under the Georgia Power Credit Facility may not exceed approximately $22.4 billion (the “Georgia Power Maximum Facility Amount” and, together with the Alabama Power Maximum Facility Amount, the “Maximum Facility Amounts”). Subject to the satisfaction of conditions customary for loans under the DOE Loan Guarantee Program, including accuracy of representations and warranties and compliance with covenants, and confirmation of investment grade credit ratings at the time of any borrowing, each Borrower may request advances under its applicable Credit Facility during an availability period (with respect to each Borrower, the “availability period”) that will continue until the earliest of (i) September 15, 2033, (ii) the date total advances reach the applicable Maximum Facility Amount or (iii) the termination of the obligation to fund further advances following an event of default under the applicable Loan Guarantee Agreement. In addition, FFB’s obligation to fund advances to Alabama Power will terminate if Alabama Power has failed to request an initial advance by February 20, 2031.
On February 20, 2026, Georgia Power requested initial advances under the Georgia Power Credit Facility in an amount of approximately $1.0 billion. Georgia Power expects such advances will be received in March 2026.
All borrowings under the Alabama Power Credit Facility will be full recourse, senior unsecured obligations of Alabama Power. All borrowings under the Georgia Power Credit Facility will be full recourse, senior unsecured obligations of Georgia Power.
Alabama Power is not a party to, and has no obligations with respect to, the Georgia Power Credit Facility. Georgia Power is not a party to, and has no obligations with respect to, the Alabama Power Credit Facility.

Maturity; Interest Payments
The final scheduled maturity date for all borrowings under each Credit Facility is December 10, 2055. Interest payments on outstanding borrowings under each Credit Facility are payable quarterly on March 10, June 10, September 10 and December 10 of each year. Interest on each advance will accrue from the date of the advance. Each advance will bear interest at a rate equal to the applicable U.S. Treasury rate plus a spread of 0.375%, which rate will be determined at the time of the advance. The principal amount of outstanding borrowings under the Alabama Power Credit Facility is payable in three equal annual installments, beginning on December 10, 2053. The principal amount of outstanding borrowings under the Georgia Power Credit Facility is payable in seven equal annual installments, beginning on December 10, 2049.
DOE Guarantees
Under the Alabama Power LGA, the DOE agreed to provide guarantees with respect to the obligations of Alabama Power under the Alabama Power FFB Credit Facility Documents. Under the Alabama Power LGA, Alabama Power is obligated to reimburse the DOE for any amounts the DOE is required to pay with respect to such guarantees. Alabama Power’s reimbursement obligations to the DOE are full recourse, senior unsecured obligations of Alabama Power.
Under the Georgia Power LGA, the DOE agreed to provide guarantees with respect to the obligations of Georgia Power under the Georgia Power FFB Credit Facility Documents. Under the Georgia Power LGA, Georgia Power is obligated to reimburse the DOE for any amounts the DOE is required to pay with respect to such guarantees. Georgia Power’s reimbursement obligations to the DOE are full recourse, senior unsecured obligations of Georgia Power.
Covenants
Under each Loan Guarantee Agreement, the applicable Borrower will be subject to certain affirmative and negative covenants that are customary under the DOE Loan Guarantee Program, including restrictions on liens securing other indebtedness; restrictions on certain fundamental changes; maintenance of existence, properties, insurance and internal controls;

maintenance of a credit rating from at least two rating agencies; payment of taxes; project-related and other reporting and notice requirements; compliance with Title XVII, the DOE regulations thereunder and other related laws, such as the Davis-Bacon Act of 1931, as amended (the “DOE Program Requirements”); compliance with the Cargo Preference Act of 1950, as amended; compliance with lobbying requirements; compliance with sanctions, anti-corruption, anti-money laundering and environmental laws; compliance with debarment regulations; compliance with laws generally; use of proceeds; and other eligible project-specific requirements. In addition, if the applicable Borrower provides lenders under certain other specified indebtedness with financial or negative covenants more favorable than those contained in the applicable Loan Guarantee Agreement, the applicable Loan Guarantee Agreement will be amended to incorporate the more favorable covenants.
Events of Default
Each Loan Guarantee Agreement includes customary events of default, including the failure by the applicable Borrower to make payments when due; breaches of representations and covenants by the applicable Borrower; bankruptcy and insolvency events involving the applicable Borrower; invalidity of the applicable Loan Documents; cross-default to certain other indebtedness of the applicable Borrower; certain unsatisfied final judgments of the applicable Borrower; certain unsatisfied obligations of the applicable Borrower under the Employee Retirement Income Security Act of 1974, as amended; and certain failures by the applicable Borrower to comply with law, including the DOE Program Requirements. In addition, each Loan Guarantee Agreement includes an event of default regarding the use of other federal funding to pay eligible project costs or to repay borrowings under the applicable Credit Facility. Upon the occurrence of an event of default under an applicable Loan Guarantee Agreement, the DOE has certain rights and remedies, including the right to declare immediately due and payable all outstanding amounts under the applicable Credit Facility.

Mandatory Prepayments
Under each Loan Guarantee Agreement, the applicable Borrower will be required to prepay certain amounts outstanding under the applicable Credit Facility if (i) the applicable Borrower takes any action that causes an eligible project to cease to be an eligible project, (ii) certain “termination events” (as defined in the applicable Loan Guarantee Agreement) occur with respect to any eligible project of the applicable Borrower, (iii) eligible project costs recoverable in customer rates of the applicable Borrower are less than 95% of total advances made to the applicable Borrower under the applicable Credit Facility, with such amount tested on the third anniversary of the termination of the applicable availability period, or (iv) the applicable Borrower receives advances for certain preliminary costs and fails to satisfy the DOE Program Requirements. Any mandatory prepayment described in this paragraph will be made in quarterly installments and, depending on the size of the required mandatory prepayment, will be payable over a period of one to three years (in the case of Alabama Power) or one to five years (in the case of Georgia Power). Any such mandatory prepayment will be at a prepayment price equal to 100% of the principal amount to be prepaid, plus accrued and unpaid interest to the date of prepayment.
In addition, if a “change of control” (as defined in the applicable Loan Guarantee Agreement) occurs with respect to the applicable Borrower, such Borrower will be required to offer to prepay all outstanding advances under its Credit Facility. Any such prepayment will be made with a make-whole premium or discount, as applicable.
Voluntary Prepayments
Each Borrower will be permitted to voluntarily prepay all or a portion of any outstanding advances. Any such prepayment will be made with a make-whole premium or discount, as applicable.
Issuance Costs
In connection with its entry into the Alabama Power Loan Documents, Alabama Power incurred issuance costs of approximately $10 million, which will be amortized over the life of borrowings under the Alabama Power FFB Credit Facility Documents. In connection with its entry into the Georgia Power Loan Documents, Georgia Power incurred issuance costs of approximately $29 million, which will be amortized over the life of borrowings under the Georgia Power FFB Credit Facility Documents. With respect to each of Alabama Power and Georgia Power, issuance costs include applicable fees payable to DOE, legal and consulting expenses, and costs for compliance with certain federal requirements.
The foregoing summary is qualified in its entirety by reference to the Alabama Power LGA, the Alabama Power NPA, the form of Alabama Power FFB Note, the Georgia Power LGA, the Georgia Power NPA and the form of Georgia Power FFB Note, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Form 8-K and are incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

10.1	Loan Guarantee Agreement, dated as of February 20, 2026, between Alabama Power and the DOE, as guarantor

10.2	Note Purchase Agreement, dated as of February 20, 2026, among Alabama Power, the FFB and the Secretary of Energy, acting through the DOE

10.3	Form of Promissory Note of Alabama Power to the FFB

10.4	Loan Guarantee Agreement, dated as of February 20, 2026, between Georgia Power and the DOE, as guarantor

10.5	Note Purchase Agreement, dated as of February 20, 2026, among Georgia Power, the FFB and the Secretary of Energy, acting through the DOE

10.6	Form of Promissory Note of Georgia Power to the FFB

104	Cover Page Interactive Data File – The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2026	THE SOUTHERN COMPANY ALABAMA POWER COMPANY GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary